                                  EXHIBIT 10.11







================================================================================










                              LEASE BY AND BETWEEN



                              VISUAL NETWORKS, INC.


                                       AND


                                 TA/WESTERN, LLC
                      a Delaware limited liability company


                                       of


                                2096 Gaither Road
                            Rockville, Maryland 20850










                                      DATED


                                  April 7, 2000




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                                TABLE OF CONTENTS

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1.   Basic Lease Provisions..................................................       1

2.   Premises................................................................       3
         2.1.   Lease of Premises and Definition of Project..................       3
         2.2.   Calculation of Size of Building and Premises.................       3
         2.3.   Common Areas-Defined.........................................       3

3.   Term....................................................................       3
         3.1.   Term and Commencement Date...................................       3
         3.2.   Delay in Possession..........................................       3
         3.3.   Delays Caused by Tenant......................................       4
         3.4.   Tender of Possession.........................................       4
         3.5.   Early Possession.............................................       4

4.   Rent....................................................................       4
         4.1.   Base Rent....................................................       4
         4.2.   Operating Expense Increases..................................       4
         4.3.   Base Rent Increase...........................................       7

5.   Security Deposit........................................................       7

6.    Use....................................................................       7
         6.1.   Use..........................................................       7
         6.2.   Compliance with Law..........................................       8
         6.3.   Condition of Premises........................................       8

7.   Maintenance, Repairs and Alterations....................................       8
         7.1.   Landlord's Obligations.......................................       8
         7.2.   Tenant's Obligations.........................................       8
         7.3.   Alterations and Additions....................................       9
         7.4.   Failure of Tenant to Remove Property.........................       10

8.   Insurance...............................................................       10
         8.1.   Insurance-Tenant.............................................       10
         8.2.   Insurance-Landlord...........................................       10
         8.3.   Insurance Policies...........................................       11
         8.4.   Waiver of Subrogation........................................       11
         8.5.   Coverage.....................................................       11

9.   Damage or Destruction...................................................       12
         9.1.   Effect of Damage or Destruction..............................       12
         9.2.   Definition of Material Damage................................       12
         9.3.   Abatement of Rent............................................       12
         9.4.   Tenant's Acts................................................       12
         9.5.   Tenant's Property............................................       13
         9.6.   Waiver.......................................................       13

10.   Real and Personal Property Taxes.......................................       13
         10.1.   Payment of Taxes............................................       13
         10.2.   Definition of "Real Property Tax."..........................       13
         10.3.   Personal Property Taxes.....................................       13
         10.4.   Reassessments...............................................       13

11.   Utilities..............................................................       13
         11.1.   Services Provided by Landlord...............................       13
         11.2.   Occupant Density............................................       14
         11.3.   Hours of Service............................................       14
         11.4.   Excess Usage by Tenant......................................       14
         11.5.   Interruptions...............................................       14

12.   Assignment and Subletting..............................................       15
         12.1.   Landlord's Consent Required.................................       15
         12.2.   Leveraged Buy-Out...........................................       15
         12.3.   Standard For Approval.......................................       16
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                                  (Continued)

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         12.4.   Additional Terms and Conditions.............................       16
         12.5.   Additional Terms and Conditions Applicable to Subletting....       17
         12.6.   Transfer Premium from Assignment or Subletting..............       17
         12.7.   Landlord's Option to Recapture Space........................       18
         12.8.   Landlord's Expenses.........................................       18

13.   Default; Remedies......................................................       18
         13.1.   Default by Tenant...........................................       18
         13.2.   Remedies....................................................       19
         13.3.   Default by Landlord.........................................       20
         13.4.   Late Charges................................................       20
         13.5.   Interest on Past-due Obligations............................       20
         13.6.   Payment of Rent and Security Deposit After Default..........       20

14.   Landlord's Right to Cure Default; Payments by  Tenant..................       21

15.   Condemnation...........................................................       21

16.   Vehicle Parking........................................................       21
         16.1.   Use of Parking Facilities...................................       21
         16.2.   Parking Charges.............................................       21

17.   Broker's Fee...........................................................       22

18.   Estoppel Certificate...................................................       22
         18.1.   Delivery of Certificate.....................................       22
         18.2.   Failure to Deliver Certificate..............................       22

19.   Landlord's Liability...................................................       23

20.   Indemnity..............................................................       23

21.   Exemption of Landlord from Liability...................................       24

22.   Hazardous Material.....................................................       24
         22.1.   Definition and Consent......................................       24
         22.2.   Duty to Inform Landlord.....................................       24
         22.3.   Inspection; Compliance......................................       24

23.   Medical Waste..........................................................       25
         23.1.   Disposal of Medical Waste...................................       25
         23.2.   Duty to Inform Landlord.....................................       25
         23.3.   Inspection; Compliance......................................       25

24.   Tenant Improvements....................................................       25

25.   Subordination..........................................................       25
         25.1.   Effect of Subordination.....................................       25
         25.2.   Execution of Documents......................................       26

26.   Options................................................................       26
         26.1.   Definition..................................................       26
         26.2.   Options Personal............................................       26
         26.3.   Multiple Options............................................       26
         26.4.   Effect of Default on Options................................       26
         26.5.   Limitations on Options......................................       26
         26.6.   Notice of Exercise of Option................................       26

27.   Landlord Reservations..................................................       27

28.   Changes to Project.....................................................       27
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29.   Substitution of Other Premises.........................................       27

30.   Holding Over...........................................................       28

31.   Landlord's Access......................................................       28
         31.1.   Access......................................................       28
         31.2.   Keys........................................................       28

32.   Security Measures......................................................       29

33.   Easements..............................................................       29

34.   Transportation Management..............................................       29

35.   Severability...........................................................       29

36.   Time of Essence........................................................       29

37.   Definition of Additional Rent..........................................       29

38.   Incorporation of Prior Agreements......................................       29

39.   Amendments.............................................................       29

40.   Notices................................................................       30

41.   Waivers................................................................       30

42.   Covenants..............................................................       30

43.   Binding Effect; Choice of Law..........................................       30

44.   Attorneys' Fees........................................................       30

45.   Auctions...............................................................       30

46.   Signs..................................................................       31

47.   Merger.................................................................       32

48.   Quiet Possession.......................................................       32

49.   Authority..............................................................       32

50.   Conflict...............................................................       32

51.   Multiple Parties.......................................................       32

52.   Interpretation.........................................................       32

53.   Prohibition Against Recording..........................................       32

54.   Relationship of Parties................................................       32

55.   Rules and Regulations..................................................       32

56.   Right to Lease.........................................................       32

57.   Security Interest......................................................       33

58.   Security for Performance of Tenant's Obligations.......................       33

59.   Financial Statements...................................................       33
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                                  (Continued)

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60.   Attachments............................................................       33

61.   Confidentiality........................................................       33

62.   WAIVER OF JURY TRIAL...................................................       34


ADDENDUM.....................................................................       Add-1

EXHIBIT A....................................................................       A-1

EXHIBIT B....................................................................       B-1

EXHIBIT C....................................................................       C-1

EXHIBIT D....................................................................       D-1

SCHEDULE 1...................................................................       Sch 1-1
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                                       iv

                                2096 GAITHER ROAD
                               ROCKVILLE, MARYLAND
                              STANDARD OFFICE LEASE

                           1. BASIC LEASE PROVISIONS.


1.1. PARTIES: This Lease, dated for reference purposes only April 7, 2000, is made by and between TA/WESTERN, LLC, a Delaware limited liability corporation, ("Landlord") and VISUAL NETWORKS, INC., a Delaware corporation ("Tenant").

1.2. PREMISES: Suite Number 100, as shown on Exhibit "A" attached hereto (the "Premises").

1.3. RENTABLE AREA: Premises: 21,333 rentable square feet; Building: 49,569 rentable square feet.

1.4.     BUILDING ADDRESS: 2096 Gaither Road, Rockville, Maryland 20850.

1.5. USE: General office; electronic assembly and product development; and engineering uses, subject to the requirements and limitations contained in Section 6.

1.6. TERM: Approximately six (6) years and eight (8) months, commencing on the Commencement Date and expiring on December 31, 2006. SEE ADDENDUM PARAGRAPH 12

1.7.     COMMENCEMENT DATE: SEE ADDENDUM PARAGRAPH 1

1.8.     BASE RENT: $37,738.92 per month.

1.9. BASE RENT PAID UPON EXECUTION: $37,738.92 for the first full month of the Term of this Lease.

1.10.    SECURITY DEPOSIT: $37,738.92.

1.11.    TENANT'S SHARE: 43%.

1.12.    BASE YEAR: The calendar year 2000.

1.13.    NUMBER OF PARKING SPACES: Reserved: Zero (0) Unreserved: Seventy (70).

1.14.    INITIAL MONTHLY PARKING RATES PER SPACE: Reserved: $N/A Unreserved:
         $0.00.

1.15.    REAL ESTATE BROKER:

         LANDLORD:         McShea & Company, Inc.

         TENANT:           The Fred Ezra Company

1.16. ATTACHMENTS TO LEASE: Addendum; Exhibit A - "Premises"; Exhibit B - "Verification Letter"; Exhibit C - "Rules and Regulations"; Exhibit D - "Option Space"; Schedule 1 - "Work Letter Agreement".

1.17.    ADDRESS FOR NOTICES:

         LANDLORD:         TA/Western, LLC
                           c/o McShea & Company, Inc.
                           One Bank Street
                           Suite 300
                           Gaithersburg, Maryland  20878
                           Attention:  Laurie  Craft

         WITH COPY TO:     TA Associates Realty
                           28 State Street
                           Boston, Massachusetts  02109
                           Attention:  James Knowles

         TENANT:           Visual Networks, Inc.
         Prior to          2092 Gaither Road
         Occupancy:        Rockville, Maryland  20850

                    Attention:  Mr. Richard H. Deily

                  After Occupancy:  Visual Networks, Inc.
                                    2092 Gaither Road
                                    Rockville, Maryland 20850
                                    Attention:  Mr. Richard H. Deily

1.18. AGENT FOR SERVICE OF PROCESS: If Tenant is a corporation, the name and address of Tenant's registered agent for service of process is:

                   _____________________________________________

                   _____________________________________________

                   _____________________________________________

                   _____________________________________________


1.19 INTERPRETATION. The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease. Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions. If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.

                                  2. PREMISES.



      2.1. LEASE OF PREMISES AND DEFINITION OF PROJECT. The "Premises" shall mean the area shown on Exhibit "A" to this Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas (as defined in Section 2.3 below) as hereinafter specified. The Premises shall not include an easement for light, air or view. The building of which the Premises is a part (the "Building"), the Common Areas, the land upon which the same are located, along with the three (3) other buildings located within the complex with the current addresses of 2092, 2094, 2096 and 2098 Gaither Road, Rockville, Maryland and improvements thereon or thereunder, including all parking facilities, are herein collectively referred to as the "Project." The Project currently contains Two Hundred Five Thousand Nine Hundred Ninety Four (205,994) rentable square feet.


      2.2. CALCULATION OF SIZE OF BUILDING AND PREMISES. The number of rentable square feet in the Premises has been calculated in accordance with the methods of measuring rentable square feet, as that method is described by the Washington D.C. Association of Realtors, Inc. (the "WDCAR Method"). If the rentable square feet in the Premises changes after this Lease is executed by Landlord and Tenant, the Base Rent and any advance rent shall be adjusted by multiplying the actual number of rentable square feet in the Premises by the per square foot rental obtained by dividing the Base Rent initially set forth in Section 1.8 by the number of rentable square feet initially set forth in Section 1.3. If the number of rentable square feet in the Premises is changed, Tenant's Share shall be adjusted as provided in Section 4.2(a).


      2.3. COMMON AREAS-DEFINED. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks. Landlord may also designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project and such other land and improvements do not impose a material increase in Tenant's obligation hereunder.

                                    3. TERM.



      3.1. TERM AND COMMENCEMENT DATE. The Term and Commencement Date of this Lease are as specified in Sections 1.6 and 1.7. The Commencement Date set forth in Section 1.7 is an estimated Commencement Date. The actual Commencement Date shall be ; determined in accordance with Paragraph 1 of the Addendum attached hereto, provided, however, that if the Commencement Date is other than the first day of a month, then the Term of this Lease shall be computed from the first day of the calendar month following the Commencement Date. When the actual Commencement Date is established , Tenant shall, within twenty (20) days after Landlord's request, complete and execute the letter attached hereto as Exhibit "B" and deliver it to Landlord. Tenant's failure to execute the letter attached hereto as Exhibit "B" within said twenty (20) day period shall be a material default hereunder and shall constitute Tenant's acknowledgement of the truth of the facts contained in the letter delivered by Landlord to Tenant.


      3.2.  DELAY IN POSSESSION.   [INTENTIONALLY OMITTED]

         3.3. DELAYS CAUSED BY TENANT. [INTENTIONALLY OMITTED]

         3.4 TENDER OF POSSESSION. [INTENTIONALLY OMITTED]

         3.5. EARLY POSSESSION. [INTENTIONALLY OMITTED]

                                    4. RENT.


      4.1. BASE RENT. Subject to adjustment as hereinafter provided in Section 4.3, Tenant shall pay to Landlord the Base Rent for the Premises set forth in
Section 1.8, without offset or deduction on the first day of each calendar month during the Term of this Lease. At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in Section 1.9. Base Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.


      4.2. OPERATING EXPENSE INCREASES. Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant's Share of the amount by which all Operating Expenses for each Comparison Year (as defined in Section 4.2(b) below) exceeds the amount of all Operating Expenses (as defined in Section 4.2(c) below) for the Base Year. If less than 95% of the rentable square feet in the

Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project's rentable square feet been occupied and had Landlord been supplying services to 95% of the Project's rentable square feet throughout such calendar year (hereinafter the "Grossed Up Operating Expenses"). Tenant's Share of Operating Expense increases shall be determined in accordance with the following provisions:

            (a) "TENANT'S SHARE" is defined as the percentage set forth in
Section 1.11, which percentage has been determined by dividing the number of rentable square feet in the Premises by the total number of rentable square feet in the Building and multiplying the resulting quotient by one hundred (100). In the event that the number of rentable square feet in the Building or the Premises changes, Tenant's Share shall be adjusted in the year the change occurs, and Tenant's Share for such year shall be determined on the basis of the days during such year that each Tenant's Share was in effect. For purposes of determining Tenant's Share of Operating Expenses relating to expenses which are shared by tenant's in other office buildings in the Project, only a fraction of such Operating Expenses shall be allocated to the Building, the numerator of which is the number of square feet of rentable area in the Building and the denominator of which is the number of square feet of rentable area in the Project.

            (b) "COMPARISON YEAR" is defined as each calendar year during the Term of this Lease after the Base Year. Tenant's Share of the Operating Expense increases for the last Comparison Year of the Term of this Lease shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

            (c) "OPERATING EXPENSES" shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, walls, structural elements, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment ("HVAC") (including, but not limited to, the cost of replacing or retrofitting HVAC equipment to comply with laws regulating or prohibiting the use or release of chlorofluorocarbons or hydrochlorofluorocarbons), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles;
(iv) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (v) the cost of labor, salaries and applicable fringe benefits incurred by Landlord; (vi) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project;
(vii) the cost of accounting fees, management fees, legal fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); (viii) the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act and regulations of the Occupational Safety and Health Administration); (ix) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (x) any business property taxes or personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; (xi) the cost of all business licenses, including Business Professional and Occupational License Taxes and Business Improvements Districts Taxes, any gross receipt taxes based on rental income or other payments received by Landlord, commercial rental taxes or any similar taxes or fees; (xii) transportation taxes, fees or assessments, including but not limited to, mass transportation fees, metrorail fees, trip fees, regional and transportation district fees; (xiii) all costs and expenses associated with or related to the implementation by Landlord of any transportation demand management program or similar program; (xiv) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution; (xv) the cost of installing intra-building network cabling ("INC") and maintaining, repairing, securing and replacing existing INC; and (xvi) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an "Operating Expense". Real Property Taxes (as defined in Section 10 hereof) shall be paid in accordance with Section 10 below and shall not be included in Operating Expenses. Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Project or among the different buildings which comprise the

Project (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project and the retail space tenants of the Project.

            (d) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or by insurance proceeds.

                            SEE ADDENDUM PARAGRAPH 2

            (e) If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of such item equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum rate of interest permitted by applicable law.

            (f) Tenant's Share of Operating Expense increases shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, Landlord may, from time to time, estimate what Tenant's Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Term of the Lease, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expense increases, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each Comparison Year a reasonably detailed statement (the "Statement") showing Tenant's Share of the actual Operating Expense increases incurred during such year. Landlord's failure to deliver the Statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If Tenant's payments under this Section 4.2(f) during said Comparison Year exceed Tenant's Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expense increases next falling due. If Tenant's payments under this Section 4.2(f) during said Comparison Year were less than Tenant's Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Term of the Lease may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.

            (g) The computation of Tenant's Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred.

            (h) If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant's sole expense, not later than one hundred twenty (120) days following receipt of such Statement, to cause Landlord's books and records in respect to the calendar year which is the subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord's regular business hours. Tenant's Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, provided Tenant shall be permitted to conduct an audit on such subtenant, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default beyond any applicable notice or cure period under the Lease. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, provided Tenant shall be permitted to conduct an audit on such subtenant's behalf, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant's right to undertake an audit with respect to any calendar year shall expire one hundred twenty (120) days after Tenant's receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such one hundred twenty (120) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within ninety (90) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. Tenant agrees that the results of any Operating Expenses audit shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity. . If such audit determines that an error has been made in Landlord's determination and calculation which results in an adjustment to the amounts determined and calculated by Landlord in the amount of five percent (5%) or more, Landlord


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
shall pay for the fees and expenses of such firm, but if such adjustment is less than five percent (5%), Tenant shall pay for such fees.


      4.3.  BASE RENT INCREASE.


                            SEE ADDENDUM PARAGRAPH 3


5. SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the Security Deposit set forth in Section 1.10 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit. Tenant acknowledges that the Security Deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default. Tenant hereby waives the provisions of any law which is inconsistent with this Section 5.

                                     6. USE.



      6.1. USE. The Premises shall be used and occupied only for the purpose set forth in Section 1.5 and for no other purpose. If Section 1.5 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, medical laboratory use, classroom use (provided that Tenant shall have the right to conduct training sessions at the Premises, provided such training sessions do not unreasonably impact the parking at the Building), any use not characterized by applicable zoning and land use restrictions as general office use, or any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority, or any use not compatible, in Landlord's sole but reasonable judgment, with a first class office building. Notwithstanding any permitted use inserted in Section 1.5, Tenant shall not use the Premises for any purpose which would violate the Project's certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project. No exclusive use has been granted to Tenant hereunder.


      6.2.  COMPLIANCE WITH LAW.

            (a) Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Premises, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by the Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date.

            (b) Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the reasonable recommendations of Landlord's engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises. Tenant shall, at Tenant's sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

                            SEE ADDENDUM PARAGRAPH 4


      6.3. CONDITION OF PREMISES. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project's certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions affecting the use of the Premises or the Project. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant's business.

                    7. MAINTENANCE, REPAIRS AND ALTERATIONS.



      7.1. LANDLORD'S OBLIGATIONS. Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair, including the roof, foundation, exterior walls, landscaping, parking lots, common area drives and roadways, exterior doors, mechanical, plumbing, electrical and HVAC systems servicing more than one premises within the Building. If plumbing pipes, electrical wiring, HVAC ducts or vents within the Premises are in need of repair, Tenant shall immediately notify Landlord, and Landlord shall cause the repairs to be completed within a reasonable time, and the entire cost of the repairs shall be considered an Operating Expense and reimbursed to Landlord in accordance with Section 4.2 herein. Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Project in good order, condition and repair.


      7.2.  TENANT'S OBLIGATIONS.

            (a) Subject to the requirements of Section 7.3, Tenant shall be responsible for keeping the Premises in good condition and repair, at Tenant's sole expense. By way of example, and not limitation,

Tenant shall be responsible, at Tenant's sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings, interior corridors and interior doors and door hardware, telephone and computer equipment, interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements. In addition, Tenant shall be responsible for the installation, maintenance and repair of all telephone, computer and related cabling from the telephone terminal room on the floor on which the Premises is located to and throughout the Premises, and Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys' fees) arising out of or related to the installation, maintenance, repair and replacement of such cabling. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord shall bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within thirty (30) days.

            (b) On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant's personal property. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises and in good condition, ordinary wear and tear and casualty damage excepted.


      7.3.  ALTERATIONS AND ADDITIONS.

            (a) Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alteration(s)") in, on or about the Premises or the Project. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. At the expiration of the Term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant's expense. If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or Alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been reasonably approved by Landlord, and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such Alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to one percent (1%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount approved by Landlord and workers compensation insurance.

                            SEE ADDENDUM PARAGRAPH 5

            (b) Any Alterations requiring Landlord's prior approval in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

            (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one half times the amount of such contested lien or claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action.

            (d) Tenant shall give Landlord not less than five (5) business days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

            (e) All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant's sole expense, and shall be made and done in a good and workmanlike manner and with new materials and such Alterations, excluding Tenant's trade fixtures, shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term of the Lease. Provided Tenant is not in default, Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of
Section 7.2(b).


      7.4. FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its Term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

                                  8. INSURANCE.



      8.1.  INSURANCE-TENANT.

            (a) Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord's sole, but reasonable, discretion, which by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount of not less than One Million Dollars ($ 1,000,000) per occurrence with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. In addition, Tenant covenants to keep in place blanket "umbrella" insurance policies covering the risks enumerated in this subsection (a) in the amount of Ten Million Dollars ($10,000,000.00).

            (b) Tenant shall obtain and keep in force during the Term of this Lease "all risk" extended coverage property insurance with coverages acceptable to Landlord, in Landlord's sole, but reasonable, discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property. By way of example and not limitation, such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft, sprinkler leakage, earthquake damage and flood damage. If this Lease is terminated as the result of a casualty in accordance with Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord. If insurance proceeds are available to repair the tenant improvements, at Landlord's option, all insurance proceeds Tenant is entitled to receive to repair the tenant improvements shall be paid by the insurance company directly to Landlord. Landlord shall select the contractor to repair and/or replace the tenant improvements, and Landlord shall cause the tenant improvements to be repaired and/or replaced to the extent insurance proceeds are available.

            (c) Tenant shall, at all times during the Term hereof, maintain in effect workers' compensation insurance as required by applicable law and business interruption and extra expense insurance .


      8.2.  Insurance-Landlord.

            (a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

            (b) Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than the full replacement cost thereof, excluding foundations, as reasonably determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion but in no event shall such coverage be less in amount and perils covered than that maintained by a prudent commercial property owner of comparable office buildings in the Washington, D.C. metropolitan area. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. At Landlord's option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas. At Landlord's option, Landlord may obtain coverage for flood and earthquake damages. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.


      8.3. INSURANCE POLICIES. Tenant shall deliver to Landlord copies of the insurance policies required under Section 8.1 within fifteen (15) days prior to the Commencement Date of this Lease . Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a "General Policyholders' Rating" of at least "A" and a financial rating of at least "Class X" (or such other rating as may be required by any lender having a lien on the Project), as set forth in the most recent edition of "Best Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, and at Landlord's option, the holder of any mortgage or deed of trust encumbering the Project and any person or entity managing the Project on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by Section 8.1 above. Tenant's insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000).


      8.4. WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by insurance carried by such party (or required to be carried by such party by this Lease) to the extent of the insurance proceeds actually received, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Landlord and Tenant shall each cause the insurance policies they obtain in accordance with this Section 8 to provide that the insurance company waives all right of recovery by subrogation against either party in connection with any damage covered by any policy.

      8.5. Coverage. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and subject to Section 8.4 above, the limits of any insurance carried by Tenant shall not limit Tenant's obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

                            9. DAMAGE OR DESTRUCTION.



      9.1. EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Substances (as defined in Section 22 below) or by any other cause whatsoever (hereinafter collectively referred to as "Damages"), but the Damages are not "Material" (as defined in Section 9.2 below), Landlord shall repair the Damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect and during such period, Rent shall abate as provided in Section 9.3 below. If all or part of the Project is destroyed or Materially Damaged, Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease. Landlord shall use commercially reasonable efforts within sixty (60) days, but in no event later than ninety (90) days after the discovery of such Material Damage or destruction notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after Material Damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within two hundred ten (210) days after the date of the discovery of the Material Damage or destruction, without payment of overtime or other premiums, and the Damage to the Project will render the entire Premises unusable during said three hundred sixty (360) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon thirty (30) days' advance written notice to Landlord. Tenant's termination right described in the preceding sentence shall not apply if the Damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events. If Landlord is unable to repair the Damage to the Premises or the Project during such two hundred ten (210) day period due to Force Majeure Events, the two hundred ten (210) day period shall be extended by the period of delay caused by the Force Majeure Events. Subject to Section 9.3 below, if Landlord or Tenant terminates this Lease in accordance with this
Section 9.1, Tenant shall continue to pay all Base Rent, Operating Expense increases, Real Property Tax increases and other amounts due hereunder which arise prior to the date of termination.


      9.2. DEFINITION OF MATERIAL DAMAGE. "Material Damage" to the Building shall occur if, in Landlord's reasonable judgment, (a) the entire cost of repairing all of the Damage to the Building , exceeds thirty five percent (35%) of the replacement cost of the Building; (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the Damage in excess of Two Hundred Fifty Thousand Dollars ($250,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the Damage occurs during the last twelve (12) months of the Term of the Lease.


      9.3. ABATEMENT OF RENT. If Landlord elects to repair Damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the Damage is repaired, and the Damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, Tenant's Base Rent, Tenant's Share of Operating Expense increases and Tenant's Share of Real Property Taxes shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business. Notwithstanding the foregoing, there shall be no abatement of Base Rent, Tenant's Share of Operating Expense increases and Tenant's Share of Real Property Taxes by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less. If the cause of the Damage or destruction is an earthquake or a flood, Tenant shall only be entitled to an abatement of rent when and if Landlord receives reimbursement for such rent from insurance proceeds, if any.


      9.4.

      9.5. TENANT'S PROPERTY. As more fully set forth in Section 21, Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or Damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively "Tenant's property") located at the Project. Tenant shall repair or replace all of Tenant's property at Tenant's sole cost and expense. Tenant acknowledges that it is Tenant's sole responsibility to obtain adequate insurance coverage to compensate Tenant for Damage to Tenant's property.


      9.6. WAIVER. Landlord and Tenant hereby waive the provisions of any statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

                      10. REAL AND PERSONAL PROPERTY TAXES.



      10.1. PAYMENT OF TAXES. Tenant shall pay to Landlord during the Term hereof, in addition to Base Rent and Tenant's Share of Operating Expense increases, Tenant's Share of the amount by which all "Real Property Taxes" (as defined in Section 10.2 below) for each Comparison Year exceeds the amount of all Real Property Taxes for the Base Year. Tenant's Share of Real Property Tax increases shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant's Share of Operating Expense increases as provided in Section 4.2(f) of this Lease. Except as expressly provided in Section 10.4 below, if the Real Property Taxes incurred during any Comparison Year are less that the Real Property Taxes incurred during the Base Year, Tenant shall not be entitled to receive any credit, offset, reduction or benefit as a result of said occurrence.


      10.2. DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, unless such tax is defined as an Operating Expense by Section 4.2(c). Real Property Taxes shall not include income, inheritance and gift taxes.


      10.3. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within THIRTY (30) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.


      10.4. REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a "reduction"), Landlord shall have the option, in its sole discretion, to (a) retain the benefit of the reduction and to pay, at Landlord's sole expense, the costs incurred by Landlord in causing the reduction to be made or (b) to the extent practicable, to credit the reduction(s) to Real Property Taxes for the calendar year to which a reduction applies and to recalculate the Real Property Taxes owed by Tenant for years after the year in which the reduction applies based on the reduced Real Property Taxes (if a reduction applies to Tenant's Base Year, the Base Year Real Property Taxes shall be reduced by the amount of the reduction and Tenant's Share of Real Property Tax increases shall be recalculated for all Comparison Years following the year of the reduction based on the lower Base Year amount). If Landlord proceeds in accordance with (b) above, all costs incurred by Landlord in obtaining the Real Property Tax reductions shall be considered an Operating Expense and Landlord shall determine, in its sole discretion to which years any reductions will be applied. In addition, if Landlord proceeds in accordance with (b) above, all accounting and related costs incurred by Landlord in calculating new Base Years for tenants and in making all other adjustments shall be an Operating Expense. If Landlord proceeds in accordance with (a) above, Landlord shall not be obligated to refund to Tenant all or any portion of the reduction or to reduce Real Property Taxes for the years to which any reductions apply.

                                 11. UTILITIES.



      11.1. SERVICES PROVIDED BY LANDLORD. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC to the Premises for normal office use during the times described in Section 11.3, reasonable amounts of electricity for normal office lighting and fractional horsepower office machines, water in the Premises or in the Common Areas for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and Building standard janitorial services pursuant to Exhibit D attached hereto.


      11.2. OCCUPANT DENSITY. Tenant shall maintain a ratio of not more than one Occupant (as defined below) for each one hundred seventy five (175) square feet of rentable area in the Premises. For purposes of this Section, "Occupants" shall be deemed to mean employees and contractors of Tenant and shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, employees of Landlord or employees of Landlord's agents or contractors. Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of electricity, water and other utilities, and additional demand for other Building services. Tenant's failure to comply with the requirements of this Section shall constitute a default under Section 13.1 and Landlord shall have the right, in addition to any other remedies it may have at law or equity, to specifically enforce Tenant's obligations under this Section.


      11.3. HOURS OF SERVICE. Building services and utilities shall be provided Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 9:00 a.m. to 1:00 p.m. Janitorial services shall be provided Monday through Friday. Except as specifically provided below, HVAC and other Building services shall not be provided at other times or on nationally recognized holidays. Tenant acknowledges that there will be no air circulation or temperature control within the Premises when the HVAC is not operating and , consequently, during such times the Premises may not be suitable for human occupation or for the operation of computers and other heat sensitive equipment. Holidays shall mean New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord's standard charge, as determined by Landlord from time to time, in the manner set forth in the following sentence, for after hours HVAC and (b) Tenant providing to Landlord at least one (1) business day's advance written notice of Tenant's need for after hours HVAC. As of the date of this Lease, and subject to future increases equal to actual increases in electrical charges, the standard charge for after hours HVAC is Forty Dollars ($40.00) per hour. Tenant shall pay all after hours HVAC charges to Landlord within thirty (30) days after Landlord bills Tenant for said charges.

                            SEE ADDENDUM PARAGRAPH 6


      11.4. EXCESS USAGE BY TENANT. Notwithstanding the use set forth in Section 1.5, Tenant shall not use Building utilities or services in excess of those used by the average office building tenant using its premises for ordinary office use. Tenant shall not install at the Premises office machines, lighting fixtures or other equipment which will generate above average heat, noise or vibration at the Premises or which will adversely effect the temperature maintained by the HVAC system. If Tenant does use Building utilities or services in excess of those used by the average office building tenant, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (a) at Tenant's expense, install separate metering devices at the Premises, and to charge Tenant for its usage, (b) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such usage, and (c) require Tenant to stop using excess utilities or services.


      11.5. INTERRUPTIONS. Subject to Addendum Paragraph 7, Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish gas, electricity, telephone service, water, HVAC or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by an other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

                            SEE ADDENDUM PARAGRAPH 7

                         12. Assignment and Subletting.


         12.1. LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee for the lesser of the past three (3) years or for so many years as such proposed assignee or subtenant shall have been in existence prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee for the lesser of the past three (3) years or for so many years as such proposed assignee or subtenant shall have been in existence, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and
(c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than forty-nine percent (49%) of the voting stock of such corporation during the Term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership or other entity, of more than forty-nine percent (49%) of the profit and loss participation in such partnership or entity during the Term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership or entity. If Tenant is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners), Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant's sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event (provided Landlord has acted in good faith) shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease. If Landlord (having acted in good faith) shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                            SEE ADDENDUM PARAGRAPH 8

         12.2. LEVERAGED BUY-OUT. The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent unless after such transaction or series of transactions, the surviving entity will have sufficient assets to meet Tenant's then remaining obligations under this Lease. If any of the foregoing transactions result in a violation of this Section 12.2, Landlord shall have the right to exercise such remedies as are provided for such violation in this Lease, but neither such remedies nor this Section 12.2 shall be construed to confer upon Landlord any right to seek or obtain an injunction to prohibit any merger, sale, acquisition, financing, refinancing, leveraged buyout or transfer of Tenant or its assets which gives rise to any such violation or alleged violation.

         12.3. STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. Tenant acknowledges and agrees that each requirement, term and condition in this Section 12 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee's or subtenant's business will impose a burden on the Project's parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant will not be identical to the use permitted by this Lease;
(g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default as defined in Section 13.1 at the time of the request after the expiration of all applicable notice and cure periods; (i) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord's lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (k) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Project;
(l) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project; (m) the assignment or sublease will result in there being more than one subtenant of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); (n) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; or (o) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to pay a base rent less than the prevailing rental rate in the Building at the time of Tenant's request to such Transfer.

         12.4. ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

                  (a) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

                  (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

                  (c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

                  (d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

                  (e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

                  (f) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

                  (g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false when made shall, at Landlord's election, render Landlord's consent null and void.

                  (h) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

                  (i) No assignment or sublease may be modified or amended without Landlord's prior written consent.

                  (j) The occurrence of a transaction described in Section 12.2 shall give Landlord the right (but not the obligation) to require that Tenant immediately provide Landlord with an additional Security Deposit equal to an amount reasonably determined by Landlord to secure Tenant's then remaining obligations under this Lease and Landlord may make its receipt of such amount a condition to Landlord's consent to such transaction.

                  (k) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

         12.5. ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  (a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any Security Deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

                  (b) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or Security Deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

         12.6. TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent one-half of all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder (hereinafter the "Transfer Premium") . The Transfer Premium shall be reduced by the reasonable brokerage commissions, reasonable and customary subtenant improvement allowances and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises. "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer. For purposes of calculating the Transfer Premium, expenses will be amortized over the life of the sublease. This Section 12.6 shall not apply to a Transfer to a Permitted Transferee as defined in Paragraph 8 of the Addendum.

         12.7. LANDLORD'S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Section 12, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord's election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Section 12.7 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or sublessee, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project. Tenant acknowledges and agrees that the requirements of this Section 12.7 are commercially reasonable and are consistent with the intentions of Landlord and Tenant. This Section 12.7 shall not apply to a Transfer to a Permitted Transferee as defined in Paragraph 8 of the Addendum.

         12.8. LANDLORD'S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys', architects', accountants', engineers' or other consultants' fees.

                             13. DEFAULT; REMEDIES.


         13.1. DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2. Landlord or Landlord's authorized agent shall have the right to execute and deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

                  (a) Tenant's failure to make any payment of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges, charges for after hours HVAC, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).

                  (b)

                  (c) The failure of Tenant to comply with any of its obligations under Sections 6.1, 6.2(b), 7.2, 7.3, 8, 12, 18, 20, 22, 23, 25, 33,
34, and 55 and 59 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).

                  (d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a), (b) and (c), above), where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(d).

                  (e) (i) The making by Tenant or any guarantor of Tenant's obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty
(60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this
Section 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

                  (f) If any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder is determined to have been materially false at the time given

                  (g) If Tenant is a corporation, a partnership, or a limited liability company, the dissolution or liquidation of Tenant, other than in connection with a Permitted Transfer.

                  (h) If Tenant's obligations under this Lease are guaranteed;
(i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor becoming insolvent or the subject of a bankruptcy filing, (iv)a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis.

         13.2.  REMEDIES.

                  (a) In the event of any material default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                           (i) terminate Tenant's right to possession of the
Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant
(A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 13.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Baltimore at the time of award plus one percent (1%). For purposes of this Section 13.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

                           (ii) maintain Tenant's right of possession in which
event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.

                           (iii) collect sublease rents (or appoint a receiver
to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

                           (iv) pursue any other remedy now or hereafter
available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

                  (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant's right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant's occupancy of the Premises.

                  (c) If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

         13.3. DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within twenty (20) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation, except in the event of an emergency in which case Landlord shall perform such obligations as soon as commercially reasonable; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such twenty (20) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord's performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within the earlier to occur of (i) one (1) year after the expiration of the Lease, and (ii) the expiration of the applicable statute of limitation with respect to the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

         13.4. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges, after hours HVAC charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges, after hours HVAC charges or any other sum due from Tenant shall not be received by Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5. Notwithstanding the foregoing, Landlord agrees to waive imposition of such late charge on one (1) occasion in any twelve (12) month period provided the overdue payment is made within five
(5) days after Landlord gives Tenant written notice that payment was not made when due.

         13.5. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid within five (5) days of when due shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

         13.6. PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges or any other monetary obligation due hereunder on the date it is due, after Tenant's second failure to pay any monetary obligation on the date it is due beyond the expiration of any applicable notice and cure and grace periods set forth herein in any twelve (12) month period, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check, and Tenant shall, upon demand, provide Landlord with an additional Security Deposit equal to three (3) months' Base Rent. If Landlord has required Tenant to make said payments by cashiers check or to provide an additional Security Deposit, Tenant's failure to make a payment by cashiers check or to provide an additional Security Deposit, shall be a material default hereunder.

14. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after five (5) days' prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 14.

15. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such Condemnation as would substantially and adversely affect the operation of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent, Tenant's Share of Operating Expenses and Tenant's Share of Real Property Tax increases shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by Condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property, for moving expenses and for any other damages recoverable at law or in equity. In the event that this Lease is not terminated by reason of such Condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such Condemnation, repair any damage to the Project caused by such Condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This Section, not general principles of law or the State of Maryland Code of Civil Procedure shall govern the rights and obligations of Landlord and Tenant with respect to the Condemnation of all or any portion of the Project.

                              16. VEHICLE PARKING.


         16.1. USE OF PARKING FACILITIES. During the Term and subject to the rules and regulations attached hereto as Exhibit "C", as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.13 in the parking facility of the Project
 . For purposes of this Lease, a "parking space" refers to the space in which one
(1) motor vehicle is intended to park . Landlord reserves the right at any time to relocate Tenant's reserved and unreserved parking spaces provided Tenant's use thereof is not materially and adversely affected by such relocation. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be payable by Tenant within thirty (30) days of demand by Landlord. Tenant's parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

         16.2. PARKING CHARGES.


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
In no event shall Tenant be obligated to pay parking charges during the Term of this Lease.

17. BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in
Section 1.15, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

                            18. ESTOPPEL CERTIFICATE.


         18.1. DELIVERY OF CERTIFICATE. Tenant shall at any time but not more than twice in any twelve (12) month period, upon not less than fifteen (15) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying to the best knowledge of Tenant such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable,
(c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project. Landlord agrees, at any time and from time to time (but no more often than once annually) upon not less than twenty (20) days' prior written notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying to any proposed Transferee, or any other person designated by Tenant, as of the date of such estoppel certificate (i) that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the rent and any other charges hereunder have been paid, (iii) whether or not, to the knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default, (iv) the address to which notices to Landlord are to be sent, and (v) other matters reasonably requested by Tenant.

         18.2. FAILURE TO DELIVER CERTIFICATE. If Tenant shall fail to execute and deliver such statement within such fifteen (15) days, then Landlord shall send Tenant a second written request for such statement. If Tenant shall fail to so execute and deliver such written statement within five (5) business days after this second request then , the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder .

19. LANDLORD'S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's Security Deposit to Tenant or transfer Tenant's Security Deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its Security Deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

20.  INDEMNITY.

                            SEE ADDENDUM PARAGRAPH 9

21. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant's employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, Hazardous Substances or Medical Waste, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, unless the cause of the damage or injury arises out of Landlord's or its employees, agents or contractors grossly negligent or intentional acts. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business or injury to persons, in, upon or about the Project arising from any cause, excluding Landlord's gross negligence or willful misconduct, or the gross negligence or willful misconduct of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

                             22. HAZARDOUS MATERIAL.

         22.1. DEFINITION AND CONSENT. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation. Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees.

         22.2. DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project.

         22.3. INSPECTION; COMPLIANCE. Landlord and Landlord's employees, agent, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 22. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord for the cost and expenses of such inspection. To the best of Landlord's actual knowledge, there is no Hazardous Material in violation of any applicable environmental law in the Building as of the date this Lease is fully executed by Landlord and Tenant.

                               23. MEDICAL WASTE.

         23.1. DISPOSAL OF MEDICAL WASTE. Tenant hereby agrees, at Tenant's sole expense, to dispose of its medical waste in compliance with all federal, state and local laws, rules and regulations relating to the disposal of medical waste and to dispose of the medical waste in a prudent and reasonable manner. Tenant shall not place any medical waste in refuse containers emptied by Landlord's janitorial staff or in the Project's refuse containers. At Landlord's option, in Landlord's sole discretion, Landlord shall have the right, upon sixty (60) days' advance written notice to Tenant, at any time and from time to time, to elect to provide medical waste disposal services to Tenant. If Landlord elects to provide medical waste disposal services to Tenant, all costs incurred by Landlord in providing such services shall be paid by Tenant to Landlord as additional rent. Landlord may bill Tenant for said costs based upon the actual cost of providing said services to Tenant, as determined by Landlord, in Landlord's sole discretion, or Landlord may bill said expenses based upon Tenant's Share of the total cost of providing said services.

         23.2. DUTY TO INFORM LANDLORD. Within ten (10) days following Landlord's written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of medical waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its medical waste, including a copy of any contract with said person or entity, (b) a list of each type of medical waste generated by Tenant at the Premises and a description of how Tenant disposes of said medical waste, (c) a copy of any laws, rules or regulations in Tenant's possession relating to the disposal of the medical waste generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said medical waste. Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any medical waste in or about the Premises or the Project.

         23.3. INSPECTION; COMPLIANCE. Landlord and Landlord's employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of verifying compliance by Tenant with this Section 23. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of medical waste on or from the Premises. The cost and expenses of any such inspection shall be paid by Landlord, unless it is determined that Tenant is not disposing of its medical waste in a manner permitted by applicable law, in which case Tenant shall immediately reimburse Landlord for the cost of such inspection.

24. TENANT IMPROVEMENTS. Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless a work letter agreement (the "Work Letter") is attached to this Lease as Schedule
1. If a space plan is attached to the Work Letter, the space plan shall not be binding on Landlord unless the space plan has been approved by Landlord in writing. Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

                            SEE ADDENDUM PARAGRAPH 10

                               25. SUBORDINATION.


         25.1. EFFECT OF SUBORDINATION. This Lease, and any Option (as defined in Section 26 below) granted hereby, upon Landlord's written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, or (c) be subject to any offsets or defenses which Tenant may have against the prior landlord . Landlord represents and warrants to Tenant that as of the date this Lease is executed, the Project is not subject to any mortgage, deed of trust or any other hypothecation or security. In the event that, the Project or the Building shall become subject to any lien of any ground lease, mortgage, deed of trust or any other hypothecation or security after the Commencement Date, Landlord shall obtain a subordination, non-disturbance and attornment agreement on behalf of Tenant on the lender's commercially reasonable form.

         25.2. EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

                                  26. OPTIONS.


         26.1. DEFINITION. As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the Term of this Lease or to renew this Lease, and (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

         26.2. OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted transferee as defined in Section 12. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

         26.3. MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

         26.4. EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 13.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this Section 26.4.

         26.5. LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.

         26.6. NOTICE OF EXERCISE OF OPTION. Notwithstanding anything to the contrary contained in Section 40, Tenant may only exercise an option by delivering its written notice of exercise to Landlord by certified mail, return receipt and date of delivery requested. It shall be Tenant's obligation to prove that such notice was so sent in a timely manner and was delivered to Landlord by the U.S. Postal Service.

                        SEE ADDENDUM PARAGRAPH 11 AND 12

27. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to, as an Operating Expense reimbursable in accordance with the provisions of Section 4.2 herein, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project. Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant's business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.

28. CHANGES TO PROJECT. Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas provided such Changes do not unreasonably interfere with Tenant's use of the Premises. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Provided the work necessary to effect such Changes is carried out so as not to unreasonably interfere with Tenant's use of the Premises, Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes.

29.

30. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

                             31. LANDLORD'S ACCESS.


         31.1. ACCESS. Upon reasonable advance notice, except in the event of an emergency, where no advance notice shall be required and subject to Landlord's reasonable security measures, Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. In the event of any such entry, including any entry in an emergency, Landlord shall use commercially reasonable efforts (given the situation) to refrain from unreasonably interfering (again, given the situation) with Tenant's use of the Premises or damaging Tenant's property. Landlord may at any time place on or about the Building for sale or for lease signs and Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises for lease signs. Notwithstanding anything to the contrary contained in this Lease, all entries to the Premises shall be subject to Tenant's reasonable security requirements and procedures of which Landlord has been given prior written notice.

         31.2. KEYS. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises. At Landlord's option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord's engineering staff or Landlord's locksmith and to only use Landlord's engineering staff or Landlord's locksmith to change locks at the Premises. Tenant shall pay Landlord's or its locksmith's standard charge for all keys and other services obtained from Landlord's engineering staff or locksmith.

32. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord's negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

33. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request . The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

34. TRANSPORTATION MANAGEMENT. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.

35. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

36. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

37. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Share of Operating Expenses, Tenant's Share of Real Property Taxes, parking charges, late charges and charges for after hours HVAC shall be deemed to be rent.

38. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in
Section 1.16 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

39. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

40. NOTICES. Subject to the requirements of Section 26.6 of this Lease, all notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service certified mail, return receipt requested, (c) by U.S. Postal Service Express Mail, Federal Express or other overnight courier and shall be deemed sufficiently given if served in a manner specified in this Section 40. The addresses set forth in Section 1.17 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notices purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this Section have been met.

41. WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

42. COVENANTS. This Lease shall be construed as though the covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

43. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

44. ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of monetary default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

45. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this
Section 45 shall constitute a material default hereunder.

46. SIGNS. Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises. Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant's sole expense. If Landlord permits Tenant to include its name in the Building's directory, the cost of placing Tenant's name in the directory and the cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant's sole expense.

                            SEE ADDENDUM PARAGRAPH 13

47. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

48. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

49. AUTHORITY. If either Landlord or Tenant is a corporation, trust, general or limited partnership, or other entity, Landlord and Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If either Landlord or Tenant is a corporation, trust or partnership, each such party shall deliver to the other party upon demand evidence of such authority satisfactory to the other party.

50. CONFLICT. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

51. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 40 on one Tenant shall be deemed service of notice on all Tenants.

52. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

53. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right at its sole cost and expense to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

54. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

55. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules provided, in the event of any conflict between the Rules and this Lease, the Lease shall be deemed to control. Landlord shall have the right from time to time to enact reasonable modifications and amendments to the Rules provided any such modification or amendment does not adversely affect Tenant's rights hereunder in any material respect. Landlord shall use commercially reasonable efforts to enforce the Rules in a non-discriminating manner as against all tenants in the Building.

56. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project provided, in no event shall Landlord lease any space in the Building except for use as office space by users customarily found in comparable office buildings in the same geographic area.

57. SECURITY INTEREST. (Intentionally omitted).

58. SECURITY FOR PERFORMANCE OF TENANT'S OBLIGATIONS. (Intentionally omitted).

59. FINANCIAL STATEMENTS. From time to time, at Landlord's request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) days' advance written notice from Landlord: the most recent quarterly financial statement for Tenant and Tenant's financial statements for the previous two accounting years, and such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant form any credit reporting company. Notwithstanding the foregoing, so long as Tenant is a publicly traded company, Tenant needs only to submit its annual report to comply with the provisions of this Section 59.

60. ATTACHMENTS. The items listed in Section 1.16 are a part of this Lease and are incorporated herein by this reference.

61. CONFIDENTIALITY. (Intentionally omitted).

62. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD AND TENANT ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

LANDLORD                                          TENANT

TA/WESTERN, LLC, a Delaware limited liability
company                                           VISUAL NETWORKS, INC.,
                                                  a Delaware corporation

    BY: REALTY ASSOCIATES ADVISORS LLC, A         By:  /s/  PETER J. MINIHANE
        DELAWARE LIMITED LIABILITY COMPANY,           -----------------------
                   MANAGER
                                                      Peter J. Minihane
        BY: REALTY ASSOCIATES ADVISORS
             TRUST, A MASSACHUSETTS
              BUSINESS TRUST, SOLE                    Chief Operating Officer
                    MEMBER

               BY: /S/ JAMES P. KNOWLES
                   ----------------------
                   James P. Knowles
                   Regional Director

                                    ADDENDUM

         THIS ADDENDUM (the "Addendum") is attached to the Lease dated as of April 7, 2000, by and between TA/WESTERN, LLC, a Delaware limited liability company ("Landlord") and VISUAL NETWORKS, INC., a Delaware corporation ("Tenant") and incorporated herein by reference thereto. To the extent that there are any conflicts between the provisions of the Lease and the provisions of this Addendum, the provisions of this Addendum shall supersede the conflicting provisions of the Lease.


         1. COMMENCEMENT DATE. Notwithstanding anything to the contrary herein, the Commencement Date of this Lease shall be the earlier to occur of (a) the substantial completion of the Improvements, as defined in Paragraph 10 hereinbelow, and (b) May 1, 2000.

         2. OPERATING EXPENSES EXCLUSIONS.

                  Notwithstanding anything to the contrary contained in the definitions of Operating Expenses set forth in Section 4.2(c) of the Lease, Operating Expenses shall not include the following:

                           i.) Expenses incurred in leasing or procuring tenants for the Building (including lease commissions, advertising expenses and expenses of renovating space for tenants);

                           ii.) Legal fees and other expenses incurred by Landlord or agents in connection with negotiations or disputes with other tenants in the Building or Project or prospective tenants for the Building or Project;

                           iii.) Allowances, concessions, permits, licenses, inspections and other costs and expenses incurred in the build-out of space for tenants (including Tenant), or any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the build-out described above;

                           iv.) Interest or amortization payments on any mortgages or deeds of trust;

                           v.)      Rents under ground leases;

                           vi.) Costs incurred to contain, abate, remove, clean up or otherwise modify the Building, Project or the Land required as a result of the presence of Hazardous Materials in, about or below the Building, Project or the Land, except to the extent caused by Tenant or Tenant's employees, agents or invitees;

                           vii.) Expenses for which Landlord is reimbursed (either by an insurer, condemnor, tenant, warrantor or otherwise);

                           viii.) Increased insurance premiums caused by Landlord's or any tenant's (other than Tenant's) hazardous acts;

                           ix.) Landlord's costs of any services sold or provided to tenants for which Landlord is otherwise reimbursed by Tenant separately under this Lease or any other tenant;

                           x.) Expenses for the correction of defects in the initial construction of the Building or Project;

                           xi.) Expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to another tenant or occupant, if any;

                           xii.)    Landlord's general overhead expenses;

                           xiii.) The cost of maintaining any specialty service such as a luncheon club, athletic or recreational club;

                           xiv.)    The cost of any special heating,
                                    ventilating, air-conditioning, janitorial or other special or extra services provided exclusively to other tenants in excess of the standard Building services;

                           xv.) Salaries, wages and benefits of any employee above the level of senior property manager;

                           xvi.) Rental for any leased systems or equipment which, if purchased, would constitute capital expenditures;

                           xvii.) Costs of acquisition of sculpture, paintings or other objects of art;

                           xviii.) Costs resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees;

                           xix.) Fines, penalties or interest for failure to make any payment in a timely fashion;

                           xx.) Costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the Lease Commencement Date;

                           xxi.) Charges incurred to any affiliate of Landlord or Landlord's managing agent, to the extent such charges are in excess of the prevailing market rate in transactions between unrelated parties for comparable goods or services;

                           xxii.)   Advertising and marketing costs;

                           xxiii.) Costs incurred for capital improvements unless made with the reasonable expectation of reducing Operating Expenses (and all such permitted capital costs shall be amortized on a straight line basis over the useful life of the capital improvement with only the annual amortized portion being included in Operating Expenses for any


                                      Add-1

                                    Comparison Year) or are required by law
                                    first taking effect after the Commencement
                                    Date; and

                           xxiv.) Management fees in excess of four percent (4%) of gross revenues collected.

         3. BASE RENT INCREASE. Section 4.3 of the Lease is hereby deleted in its entirety and the following Section 4.3 is substituted in its place: "The Base Rent set forth in Section 1.8 hereinabove shall be adjusted annually on each anniversary of the Commencement Date (unless the Commencement Date is other than the first day of a month, in which event the Base Rent shall be adjusted annually commencing on the first day of the calendar month following the first anniversary of the Commencement Date) during the Term of the Lease as follows:

           Lease Period in Months         Annual Base Rent          Monthly Base Rent
           ----------------------         ----------------          -----------------
          Commencement Date - End of         $452,867.00                $37,738.92
             first twelve months
                    13-24                    $466,453.01                $38,871.08
                    25-36                    $480,446.60                $40,037.22
                    37-48                    $494,860.00                $41,238.33
                    49-60                    $509,705.80                $42,475.48
                    61-72                    $524,996.97                $43,749.75
                 73-12/31/06            $540,746.88 (annualized)        $45,062.24

         4. COMPLIANCE WITH LAW. Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Building, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date. To the extent that the Landlord receives any notice from a governmental entity that the Building is not in compliance with the Americans with Disabilities Act ("ADA"), or any similar state or local law, and the Landlord is obligated pursuant to a final determination to undertake action in order to comply with ADA, then in such event Landlord agrees to undertake such remedial action at Landlord's sole cost and expense. To the extent that such notice requires action with regard to Tenant's particular use of the Premises, Tenant shall be obligated to undertake such action at Tenant's sole cost and expense.

         5. ALTERATIONS AND ADDITIONS. Section 7.3(a) of the Lease is hereby modified by inserting the following at the end of such Section 7.3(a):
"Notwithstanding anything to the contrary in Section 7.3(a), Landlord will not unreasonably withhold, condition or delay its consent to any non-structural Alterations provided that Tenant otherwise complies with the provisions of this
Article 7 and that the same (i) are not visible from the outside of the Premises, and (ii) do not adversely effect the structural integrity of the Building or any of the Building systems which are not located within the Premises and which provide services to other occupants of the Building in addition to Tenant, including the structural, electrical, plumbing and HVAC systems. In the event Landlord consents to any such Alterations, the same shall be performed in accordance with plans and specifications reasonably approved in writing by Landlord, which approval shall not be deemed to assure compliance with applicable laws, regulations and codes. Furthermore, Tenant shall have the right to make cosmetic, non-structural Alterations to the Premises without obtaining Landlord's prior written consent, but otherwise in accordance with the provisions of this Article 7, provided that Tenant provides Landlord with written notice of its intention to make such Alterations together with the plans and specifications for the same, if applicable. For purposes of this Section 7.3 "cosmetic, non-structural Alterations" shall be deemed to mean paint, carpet, wallcovering and installation of internal data and telephone communications systems. Tenant shall not be required to obtain a lien and completion bond in connection with such cosmetic nonstructural Alterations. For purposes of the Lease, its shall be deemed reasonable for Landlord to require Tenant to perform any Alterations during non-business hours if such Alterations will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building. In addition, Landlord shall have the right to reasonably approve the vendor who shall perform said Alterations. In the event such Alterations are required to be performed during non-business hours, Tenant shall reimburse Landlord for any costs Landlord incurs with staffing the Building during such non-business hours in connection with such Alterations. To the extent the Landlord's consent is required pursuant to this
Section 7.3, at the written request of Tenant, Landlord agrees to notify Tenant concurrently with Landlord's consent of any such Alterations whether Landlord will require Tenant to remove such Alterations at the end of the Lease Term.

         6. HOURS OF SERVICE. Landlord may, from time to time, reasonably estimate what Tenant's after hours HVAC usage for the Premises shall be and the same shall be payable by Tenant monthly during the Term on the same day as Base Rent is due hereunder provided Landlord affords Tenant thirty (30) days notice of the amount of such estimate. Landlord's estimate of Tenant's after hours HVAC usage shall be based on Tenant's actual historical after hours HVAC usage. Landlord shall periodically deliver, or upon Tenant's request, to Tenant invoices for actual after hours HVAC usage supplied to the Premises. If Tenant's payments for estimated after hours HVAC exceeds the actual usage, then Tenant shall receive a credit against the estimated payment for after hours HVAC next falling due. If Tenant's payments for estimated after hours HVAC were less than the


                                      Add-2
actual usage, then Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said invoice.

         7. INTERRUPTION IN SERVICES. Notwithstanding anything contained in
Section 11 of the Lease to the contrary, if any interruption of utilities or services shall continue for more than three (3) consecutive business days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant does not in fact use or occupy such portion of the Premises, then all Base Rent and additional rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated from and after such third (3rd) business day of such interruption and such abatement shall continue until full use of such portion of the Premises is restored to Tenant. Except in the case of emergency, the Landlord will give Tenant at least two (2) business days' prior notice if Landlord intends to interrupt any services required to be furnished by the Landlord that may unreasonably interfere with Tenant's occupancy of the Premises.

         8. ASSIGNMENT. "Notwithstanding anything to the contrary contained in
Section 12 of the Lease, provided Tenant is not in default after expiration of all applicable notice and cure periods at the time of such Transfer, Tenant shall have the right, without Landlord's consent, upon thirty (30) days advance written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises (i) to any entity or entities which are owned by or under common control with Tenant, or which owns or is under common control with Tenant, (ii) in connection with the sale or transfer of substantially all of the assets of the Tenant or the sale or transfer of substantially all of the outstanding ownership interests in Tenant, or (iii) in connection with a merger, consolidation or other corporate reorganization of Tenant (each of the transactions referenced in the above subparagraphs (i), (ii), and (iii) are hereinafter referred to as a "Permitted Transfer," and each surviving entity shall hereinafter be referred to as a "Permitted Transferee"); provided, that such assignment or sublease is subject to the following conditions:

         (i) Tenant shall remain fully liable under the terms of the Lease provided Tenant is the entity which survives the merger, consolidation or corporate reorganization;

         (ii) such Permitted Transfer shall be subject to all of the terms, covenants and conditions of the Lease;

         (iii) to the extent Tenant does not survive the Permitted Transfer, such Permitted Transferee has a net worth at least equal to the net worth of Tenant as of the date of this Lease, and

         (iv) such Permitted Transferee shall expressly assume the obligations of Tenant under the Lease by a document reasonably satisfactory to Landlord.

         9. MUTUAL INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Landlord Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, reasonable attorneys' fees, court costs and other reasonable legal expenses, the effect of environmental contamination, the removal, remediation and/or abatement of Hazardous Substances (as said term is defined in Section 22 of the Lease) and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to a "Landlord Indemnified Matter," as defined below. For purposes of this Paragraph 9, a "Landlord Indemnified Matter" shall mean any matter for which one or more of the Landlord Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve,
i) Tenant or its employees or agents, (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties"), negligent use or occupancy of the Premises or the Project; ii) any negligent act or omission of a Tenant Party; iii) Tenant's failure to perform any of its obligations under the Lease; iv) the existence, use or disposal of any Hazardous Substance brought on to the Project by a Tenant Party; or v) any other matter for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its shareholders, affiliated entities, employees, partners, agents, contractors and lenders (said persons and entities are hereinafter collectively referred to as the "Tenant Indemnified Parties") from and against any and all Damages arising out of or related to "Tenant Indemnified Matters," as defined below. For purposes of this Paragraph 9, a "Tenant Indemnified Matter" shall mean any matter for which one or more of the Tenant Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, i) Landlord or its employees or agents (said persons are hereinafter collectively referred to as "Landlord Parties") negligent use, occupancy or operation of the Project; ii) any negligent act or omission of a Landlord Party; iii) Landlord's failure to perform any of its obligations under the Lease or the Work Letter Agreement; iv) the existence, use or disposal of any Hazardous Substances brought on to the Project by a Landlord Party; or v) any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provisions of this Lease. Landlord's and Tenant's obligations hereunder shall include, but shall not be limited to i) compensating the Landlord Indemnified Parties or the Tenant Indemnified Parties, as the case may be, for damages arising out of Landlord Indemnified Matters or Tenant Indemnified Matters and ii) providing defense, with counsel reasonably satisfactory to the indemnified party, at the other party's sole expense, of any claims, actions or proceedings arising out of or relating to a Landlord Indemnified Matter or a Tenant Indemnified Matter, as the case may be, whether or not litigated or


                                     Add-3
reduced to judgment and whether or not well founded. The indemnified parties need not first pay any Damages to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable law. The parties' obligations under this Paragraph shall survive the expiration or termination of the Lease.

         10. TENANT IMPROVEMENTS.

                  a. Tenant shall construct improvements ("Improvements") for the Premises in accordance with the Work Letter Agreement attached hereto as
Schedule 1. In connection thereto, Landlord hereby grants to Tenant an "Improvement Allowance" of up to Ten and 00/100 Dollars ($10.00) per rentable square foot of space in the Premises (i.e., 21,333 rentable square feet multiplied by $10.00 = $213,330.00), which Improvement Allowance shall be used only for the items specified in the Cost Breakdown, as that term is defined in the Work Letter Agreement. In the event the actual cost of the Improvements is less than the Improvement Allowance, the unused portion of the Improvement Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

                  b. As part of the Improvements, and in accordance with the provisions of Schedule 1 attached hereto, Tenant shall be permitted to install a conduit to connect the Building to the building located at 2092 Gaither Road in which building Tenant also leases space.

                  c. Tenant hereby accepts the Premises in its current "as-is" condition, and Landlord shall have no obligation to construct any tenant improvements to the Premises on behalf of Tenant.

         11. RIGHT OF FIRST OFFER. Provided Tenant is not in default hereunder beyond any applicable cure periods at the time of Tenant's exercise of the option described in this Paragraph 11 or at the commencement of the option term, and subject to all other options held by existing tenants of the Building as of the date of this Lease, Tenant shall have the right of first offer with respect to Option Space #1, Option Space #2 or Option Space #3 all as shown on Exhibit "D" attached hereto (individually and collectively referred to herein as the "Option Space" hereinafter) that is vacant or becomes vacant in the Building. Prior to leasing any of the Option Space, Landlord shall give Tenant written notice of its intent to lease the Option Space. If the Option Space consists of any combination of Option Space #1, Option Space #2 and Option Space #3, Tenant may exercise such right as to any one, two or three of the Option Spaces being offered and therefore is not required to exercise such right as to all the Option Space offered. Tenant shall have ten (10) business days in which to provide Landlord with written notice of its election to exercise such right. If Tenant does not give Landlord written notice of its election to lease such Option Space within the ten (10) business day period, Landlord shall thereafter be free to lease such Option Space to a third party on any terms and conditions that Landlord shall select, with no further obligation to Tenant. In the event that Landlord offers any space to Tenant pursuant to this right of first offer, and Tenant elects not to lease the space, the space so offered shall not be subject to this right of first offer, and thereafter Landlord shall not be obligated to offer said space to Tenant. In the event Tenant elects to exercise its Option described in this Paragraph 11 during the first two (2) years of the initial Term, the Base Rent payable for the Option Space shall be at the same Base Rent rate in effect for the Premises as of the date the Option Space is delivered to Tenant and shall escalate at the same time and at the same rate as the Base Rent for the Premises. The lease term for the Option Space shall be coterminous with the Lease. All other terms and conditions of the Lease shall remain the same.

         12.      OPTION TO RENEW.

                  a. Subject to the provisions of Section 26 of the Lease, and provided that Tenant is not in default beyond any applicable cure period at the time of Tenant's exercise of the Option, Tenant shall have one (1) five (5) year option to renew this Lease. In the event Tenant exercises the Option pursuant to this Paragraph 12, Tenant must concurrently exercise its right to renew the lease by and between Landlord and Tenant dated December 12, 1996, as amended by that certain Lease Amendment dated September 2, 1997 (the "First Amendment"), as further amended by that certain Second Lease Amendment dated February 8, 1999 (the "Second Amendment), as further amended by that certain Third Lease Amendment dated ________________, and as further amended by that certain Fourth Lease Amendment dated as of the date hereof (the "Fourth Amendment"), and as the same may hereafter be amended from time to time, for the premises located at 2092 Gaither Road, Rockville, Maryland 20850. Tenant shall provide to Landlord on a date which is prior to the date that the option period would commence (if exercised) by at least two hundred seventy (270) days and not more than three hundred sixty five (365) days, a written notice of the exercise of the option to extend the Lease for the additional option term, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease as modified by
Section 26.6 hereof. If notification of the exercise of this Option is not so given and received, the Option granted under this Paragraph 12 shall automatically expire. Base Rent applicable to the Premises for the Option Term shall be equal to the Fair Market Rental, as defined hereinafter. All other terms and conditions of the Lease shall remain the same.

                  b. If the Tenant exercises the Option, the Landlord shall determine the Fair Market Rental by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen


                                     Add-4

(15) days after Tenant exercises its Option. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new base rent within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected and Landlord and Tenant shall attempt to agree upon such Fair Market Rental, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date") then the parties shall each within ten (10) days following the Outside Agreement Date appoint a real estate broker who shall be licensed in the State of Maryland and who specializes in the field of commercial office space leasing in the Rockville, Maryland market, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party. Such two individuals shall each determine within ten (10) days after their appointment such base rent. If such individuals do not agree on Fair Market Rental, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above. If the two brokers are unable to agree upon a third broker, the third broker shall be appointed by the President of the Montgomery County Board of Realtors. In the event the Montgomery County Board of Realtors is no longer in existence, the third broker shall be appointed by the President of its successor organization. If no successor organization is in existence, the third broker shall be appointed by the Chief Judge of the Circuit Court of Montgomery County, Maryland. The third individual shall within ten (10) days after his or her appointment make a determination of such Fair Market Rental. The third individual shall determine which of the determinations of the first two individuals is closest to his own and the determination that is closest shall be final and binding upon the parties, and such determination may be enforced in any court of competent jurisdiction. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined.

                  c. The term "Fair Market Rental" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, without limitation, operating expenses, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Fair Market Rental may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Fair Market Rental shall be the Fair Market Rental in effect as of the beginning of the Option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Fair Market Rental as of the beginning of the Option period.


         13. SIGNS. Section 46 of the Lease is hereby modified by adding the following to the end of Section 46: "Landlord and Tenant will cooperatively develop and implement a signage program for the purpose of providing improved directional signage to the Premises within the Project. The directional signage shall be installed by Landlord, at Tenant's sole cost and expense. In the event of the expiration or earlier termination of the lease between Landlord and the existing tenant on the second (2nd) floor of the Building, then Tenant shall have the non-exclusive right, exercisable at any time during the remaining Term of this Lease, including any renewal period, at its sole cost and expense, but subject to all applicable codes and regulations and Landlord's signage and design criteria, and otherwise subject to Landlord's prior approval, to place signage on the exterior of the Building. The size, design, color, lighting and installation method of such sign shall be subject to Landlord's approval which may be given or denied in Landlord's sole discretion. Such exterior Building signage rights granted to Tenant in this Paragraph 13 are personal to the original Tenant and any Permitted Transferee under Paragraph 8 hereinabove and may not be assigned by or to any person or entity other than Tenant or such Permitted Transferee."


                                     Add-5

                                    EXHIBIT A

                                    PREMISES

                                   FLOOR PLAN

                                    EXHIBIT B

                               VERIFICATION LETTER

         VISUAL NETWORKS, INC., a Delaware corporation, ("Tenant") hereby certifies that it has entered into a lease with T/A WESTERN, LLC, a Delaware limited liability company ("Landlord") and verifies the following information as of the _______ day of _______________, 200__:





Number of Rentable Square Feet in Premises: _________________________________ Number of Rentable Square Feet in Building: _________________________________
                         Commencement Date:    _________________________________
                    Lease Termination Date:    _________________________________
                            Tenant's Share:    _________________________________
                         Initial Base Rent:    _________________________________
                Billing Address for Tenant:    _________________________________
                                               _________________________________
                                               _________________________________
                                 Attention:    _________________________________
                          Telephone Number:    _________________________________
                      Federal Tax I.D. No.:    _________________________________

         Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed and that Tenant has accepted possession of the Premises and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease. Tenant acknowledges that it has inspected the Premises and found them suitable for Tenant's intended commercial purposes subject to minor punch list items, latent defects and any continuing obligation of Landlord under the Lease.


                                   TENANT

                                   VISUAL NETWORKS, INC.,
                                   a Delaware corporation


                                   By:   _______________________________________

                                         _______________________________________
                                         (print name)

                                   Its:  _______________________________________
                                         (print title)
ACKNOWLEDGED AND AGREED TO:

LANDLORD
TA/WESTERN, LLC, a Delaware limited liability company

     BY: REALTY ASSOCIATES ADVISORS LLC, A DELAWARE
          LIMITED LIABILITY COMPANY, MANAGER


               BY: REALTY ASSOCIATES ADVISORS TRUST, A
                    MASSACHUSETTS BUSINESS TRUST, SOLE
                                   MEMBER


                       BY: ______________________________
                                     [Officer]

                                    EXHIBIT C

                              RULES AND REGULATIONS

                                  GENERAL RULES

         Tenant shall faithfully observe and comply with the following Rules and Regulations.

1. Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project's normal hours of business as defined in Section 11.3 of the Lease. Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Project without Landlord's prior authorization. All moving activity into or out of the Project shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

6. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.

7. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

8. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines, coffee brewing equipment, microwave ovens or refrigerators shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

9. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

10. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

11. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

12. Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof, other than that reasonably necessary to hang pictures, paintings and artwork, office name plates, shelving, bulletin boards, white boards and similar types of items, without Landlord's prior written consent. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

13. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

14. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

15. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

16. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17. No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant. No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises. The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

18. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

                                  PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles".

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers or identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent off site locations(s), and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.

5. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6. Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord's sole discretion.

7. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Garage managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9. Every driver is required to park his own car. Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car. The driver parking behind the first car must leave his key with the parking attendant. Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine. Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities. The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10. No vehicles shall be parked in the parking garage overnight except on an occasional basis in connection with Tenant's business operations. The parking garage shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

         Subject to the term of the Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT D

                                  OPTION SPACE


                                    Sch-1D-1

                                   SCHEDULE 1

                              WORK LETTER AGREEMENT

1.       Plans.

         Tenant shall cause its architects and engineers to prepare and submit to Landlord for approval detailed plans, specifications and working drawings ("Plans") for the construction of Tenant's leasehold improvements ("Improvements") to the Premises. Landlord reserves the right to approve any space planner, architect or engineer employed by Tenant. Tenant's Plans shall include items and information as Landlord shall reasonably require to evaluate Tenant's work. Tenant shall use the Plans to obtain all permits and approvals which are necessary to construct the Improvements. All Improvements shall be constructed in a good and workmanlike manner and in accordance with all applicable laws, codes and regulations, including the Americans with Disabilities Act ("ADA"). It is expressly agreed that (a) Tenant shall not commence any such work until said Plans have been approved by Landlord, and (b) the Plans which have been so approved by Landlord shall be used by Tenant to obtain all permits that are necessary to construct the Improvements. As used herein, the term "Improvements" shall include all work to be done in the Premises pursuant to the Plans, including, but not limited to: demolition work, partitioning, doors, ceiling, floor coverings, wall finishes (including paint and wallcoverings), window coverings, electrical (excluding the cost of computer cabling, Tenant's telephone system and wiring, and any other special electrical or wiring dedicated to Tenant's operations or business), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. After approval of the Plans by Landlord, no further changes to the Plan shall be made without the prior written approval of Landlord. Tenant acknowledges that Landlord's review and approval of the Plans is not conducted for the purpose of determining the accuracy and completeness of the Plans, their compliance with applicable codes and governmental regulations including ADA, or their sufficiency for purposes of obtaining a building permit, all of which shall remain the responsibility of Tenant and Tenant's architect. Accordingly, Landlord shall not be responsible for any delays in obtaining the building permit due to the insufficiency of the Plans or any delays due to changes in the Plans required by the applicable governmental regulatory agencies reviewing the Plans.

2.       Improvement Allowance.

         Tenant shall provide Landlord with a breakdown of the estimated total cost of the Improvements ("Cost Breakdown"). Landlord hereby grants to Tenant an "Improvement Allowance" of up to Ten and 00/100 Dollars ($10.00) per rentable square foot of space in the Premises (i.e., 21,333 rentable square feet multiplied by $10.00 = $213,330.00). The Improvement Allowance shall be disbursed to Tenant not more frequently than once per month based on disbursement requests submitted by Tenant to Landlord and certified by Tenant's architect. Such disbursement request shall set forth the total amount incurred, expended and/or due for each requested item less prior disbursements and a description of the work performed, and materials supplied and/or costs incurred or due with respect to each item for which disbursement is requested. Each such disbursement request shall be accompanied by invoices, vouchers, statements, affidavits, payroll records and/or other documents reasonably requested by Landlord, which substantiate costs incurred to justify such a disbursement, together with lien waivers for those contractors and materialmen providing construction services or materials. In addition, each disbursement shall be subject to inspection and approval of completed work by Landlord's construction engineer. In the event the Cost Breakdown exceeds the Improvement Allowance, Tenant shall pay from another source of funds the amount by which the Cost Breakdown exceeds the Improvement Allowance prior to any disbursement of the Improvement Allowance by Landlord. If, at any time during the construction of the Improvements, the total amount remaining to be paid for construction of the Improvements exceeds the amount of the Improvement Allowance remaining to be disbursed, at Landlord's option, no further disbursement of the Improvement Allowance shall be made by Landlord unless, and until Tenant has expended such sums as to cause the Improvement Allowance to again be sufficient to pay the remaining costs. In the event the actual cost of the Improvements is less than the Improvement Allowance, the unused portion of the Improvement Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

3.       Construction of Improvements.

         3.1 Tenant shall obtain Landlord's approval of Tenant's contractor. Additionally, Tenant shall submit a copy of the proposed construction contract to Landlord for Landlord's approval. Landlord's approval, when required in this Work Letter Agreement, shall be given or denied (as applicable) within ten (10) business days of receipt of the necessary information from Tenant. Tenant's contractors and subcontractors shall be required to provide the following types of insurance, in the minimum amounts indicated, naming Landlord (and Landlord's mortgagee, if required by Landlord) as additional insured:

         (a) Workmen's Compensation with full statutory limits for employer's liability.

         (b) Commercial General Liability Insurance including direct and contingent liability in the aggregate amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage per occurrence for personal injury, death or property damage.

         (c) The Liability Policy shall include coverage for Broad Form Hold Harmless Agreement as is contained in the standard contract.

         (d) Automobile Liability insurance with bodily injury limits of $250,000 per person, $500,000 per accident, and $50,000 per accident for Property Damage.

Original policies or copies of all of the foregoing insurance shall be delivered to Landlord before construction of the Improvements is started and before Tenant's contractor's equipment is placed upon the Premises. In all other respects, the insurance coverage above mentioned shall comply with the Lease provisions.

         3.2 It is agreed that Tenant assumes the entire responsibility and liability due to its negligence, including statutory or common law, for any and all injuries or death of any or all persons, including its contractor, subcontractors and employees, and for any and all damages to property caused by or resulting from or arising out of any act or omission on the part of Tenant, its contractor, subcontractors or employees, in the prosecution of the work thereunder. With respect to such work Tenant agrees to indemnify and save harmless Landlord, its mortgagee, architect, engineers and their employees and all other tenants of the Property from and against all losses and expense, including legal fees, which they may suffer or pay as the result of claims or lawsuits due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant, its contractor and subcontractors shall assume and defend at their own expense all such claims or lawsuits. Tenant agrees to insure this assumed liability in its Comprehensive General Liability Policy and the original or copy of the policy delivered to Landlord shall indicate this contractual coverage.

         3.3 For and during the period of construction, Tenant shall provide and pay for all utilities consumed upon the Premises during said period and for the removal of all temporary connections.

         3.4 Upon completion of the Improvements, Tenant's contractors and/or subcontractors shall provide Landlord, without cost to Landlord, with one (1) set of transparent "as built" drawings.

         3.5 Completion. Tenant shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner. It shall be the sole responsibility of Tenant to file all drawings and specifications, pay all fees and obtain all permits and applications from any governmental authorities having jurisdiction, and to obtain any certificates or approvals, including a certificate of occupancy, required to enable Tenant to occupy the Premises. Landlord shall not be liable for any loss or damages as a result of delays in construction of the Premises. No delay in completion of construction of the Improvements shall delay the Commencement Date of the Lease beyond the date specified in the Lease.

         3.6 Construction Supervisory Fee. The cost of the Improvements shall include a construction supervisory fee equal to one percent (1%) of the total cost of the Improvements payable to Landlord for the supervision of the construction of the Improvements.

4. Incorporation. This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.


                                       4